Exhibit 99.1

Anaplan Announces Second Quarter

Fiscal Year 2021 Financial Results

•	Second Quarter Subscription Revenue up 32% Year-Over-Year

•	Remaining Performance Obligation of $703.1 million, up 36% Year-Over-Year

•	Dollar-Based Net Expansion of 116%

SAN FRANCISCO, August 26, 2020 — Anaplan, Inc. (NYSE:PLAN), a pioneer in Connected Planning, today announced financial results for its second quarter ended July 31, 2020.

“Businesses need an agile digital connected planning platform in today’s challenging environment. We are at the forefront of offering real-time, valuable business performance insights, providing a competitive advantage to our customers,” said Frank Calderoni, chief executive officer at Anaplan. “I’m pleased with our progress this quarter, and we are confident in the long-term market opportunity for Connected Planning.”

Second Quarter Fiscal 2021 Financial Results

•	Total revenue was $106.5 million, an increase of 26% year-over-year. Subscription revenue was $97.1 million, an increase of 32% year-over-year.

•

GAAP operating loss was $37.7 million or 35.4% of total revenue, compared to $41.2 million in the second quarter of fiscal 2020 or 48.7% of total revenue. Non-GAAP operating loss was $9.6 million, or 9.0% of total revenue, compared to $16.6 million in the second quarter of fiscal 2020, or 19.7% of total revenue.

•	GAAP loss per share was $0.26, compared to $0.31 in the second quarter of fiscal 2020. Non-GAAP loss per share was $0.04, compared to $0.12 in the second quarter of fiscal 2020.

•	Cash and Cash Equivalents were $304.9 million as of July 31, 2020.

Financial Outlook

The company is providing the following guidance for its third quarter fiscal 2021:

•	Total revenue is expected to be between $109 and $110 million.

•	Non-GAAP operating margin is expected to be between negative 12.5% and 13.5%.

•	As a baseline for third quarter, we expect billings to be in the range of $133 million to $135 million.

The company is providing the following guidance for its full year fiscal 2021:

•	Total revenue is expected to be between $437 and $439 million.

•	Non-GAAP operating margin is expected to be between negative 11% and 12%.

The guidance provided above are forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures used in this press release, definitions of our operating metrics and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below. A reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, costs and expenses, including the impact of stock-based compensation, which is dependent on factors such as future stock price and volume of equity awards granted in the future, that may be incurred in the future and therefore, cannot be reasonably predicted. The effect of these excluded items may be significant.

Recent Highlights

•	Anaplan was showcased in IDC’s study highlighting the market shares of the largest vendors in the worldwide Big Data and analytics software market for 2019.

•	Anaplan was named one of Supply Chain Brain’s 100 Great Supply Chain Partners of 2020.

•	Anaplan produced a report with Harvard Business Review Analytic Services on the importance of systematically orchestrating business performance to drive agility and resilience.

Webcast and Conference Call Information

Event: Anaplan Second Quarter Fiscal Year 2021 (Q2 FY21) Earnings Conference Call

When: Wednesday, August 26, 2020

Time: 5:30 a.m. PT / 8:30 a.m. ET

Live Call: Please see online registration

Replay: (855) 859-2056 or (404) 537-3406 with passcode 7758307

Live Webcast: https://investors.anaplan.com or with replay available for 12 months

About Anaplan

Anaplan, Inc. (NYSE: PLAN) is a cloud-native enterprise SaaS company helping global enterprises orchestrate business performance. Leaders across industries rely on our platform—powered by our proprietary Hyperblock® technology—to connect teams, systems, and insights from across their organizations to continuously adapt to change, transform how they operate, and reinvent value creation. Based in San Francisco, Anaplan has over 20 offices globally, 175 partners and approximately 1,500 customers worldwide. To learn more, visit anaplan.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including all statements other than statements of historical fact contained in this press release and includes, without limitation, statements about the company’s expectations regarding the impact of the

COVID-19 pandemic and resulting global economic uncertainty, the quotations from management, statements regarding market demand, market opportunity, competitive position including of the company’s solutions compared to the offerings of competitors, use of the company’s solutions and potential results of such use, financial outlook and guidance which may include expected GAAP and non-GAAP financial and other results, statements regarding growth and momentum, statements about the company’s plans, strategies and prospects, and statements about events and trends including events and trends that we believe may affect our financial condition, results of operations, short- and long-term business operations and objectives, and financial needs. These statements identify prospective information and may include words such as “expects,” “intends,” “continue,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “should,” “may,” “will,” or the negative version of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the company’s control and may pose a risk to the company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the ongoing COVID-19 pandemic, and resulting global economic downturn, has materially impacted how we, our customers, and our partners are operating, and could result in a material adverse effect on our business, financial condition, operating results and cash flows; we have a limited history of operating at our current scale and under our current strategy, which makes it difficult to predict our future operating results, and we may not achieve our expected operating results in the future; we have a history of net losses, we anticipate increasing our operating expenses in the future, and we do not expect to be profitable for the foreseeable future; our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business; economic uncertainty and volatility in the broader financial markets may result in our customers and prospective customers reducing their spending, scaling back their digital transformation efforts, delaying purchasing decisions or deferring implementation projects, any of which may adversely impact our business, financial condition and cash flows; if we are unable to achieve and sustain a level of liquidity sufficient to support our operations and fulfill our obligations, our business, operating results and financial position could be adversely affected; if we are unable to attract new customers, both domestically and internationally, the growth of our revenue will be adversely affected and our business may be harmed; our business depends substantially on our customers renewing their subscriptions and expanding their use of our platform and if we fail to achieve renewals and expansions or our customers renew or expand their subscriptions on less favorable terms, our business operations and financial condition may be materially and adversely affected; the markets in which we participate are intensely competitive, and if we do not compete effectively, our business and operating results could be adversely affected; our success depends in part on the continued performance of our strategic partners, and uncertain economic conditions including those caused by the COVID-19 pandemic may disrupt the operations and performance of our partners and ultimately adversely impact our financial results; if we experience a security incident, our platform may be perceived as not being secure, our reputation may be harmed, customers may reduce the use of or stop using our platform, we may incur significant liabilities, and our business could be materially adversely affected; real or perceived errors, failures, bugs, service outages, or disruptions in our platform could adversely affect our reputation and harm our business; our success depends upon training our customers to effectively utilize our platform and providing high-quality support services and if our ability to provide effective training or support is limited by the COVID-19 pandemic and ensuing remote work restrictions, then our results of operations and financial condition may be adversely affected; we could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand; our global operations and sales to customers outside the United States or with international operations subject us to risks inherent in international operations that can harm our business, results of operations, and financial condition; and the uncertainty in and volatility of the broader stock market generally or the stock price of our common stock specifically may result in stockholders not being able to resell their shares at or above the price at which they purchased shares. Furthermore, the additional or unforeseen effects from the COVID-19 pandemic and the global economic climate may amplify many of these risks. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its quarterly report on Form 10-Q filed with the SEC on June 4, 2020, and other documents the company may file with or furnish to the SEC from time to time such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and the company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made. The information contained in, or that can be accessed through, Anaplan’s website and social media channels are not part of this press release.

Investor Contact:

Edelita Tichepco

investors@anaplan.com

Media Contact:

Caitlin Tridle

press@anaplan.com

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(In thousands, except per share amounts)	2020	2019	2020	2019
Revenue:
Subscription revenue	$97,117	$73,598	$190,941	$138,683
Professional services revenue	9,394	10,942	19,414	21,687

Total revenue	106,511	84,540	210,355	160,370
Cost of revenue:
Cost of subscription revenue (1)	16,148	12,207	31,333	23,298
Cost of professional services revenue (1)	9,294	10,300	18,849	20,786

Total cost of revenue	25,442	22,507	50,182	44,084
Gross profit	81,069	62,033	160,173	116,286
Operating expenses:
Research and development (1)	24,595	16,442	48,357	31,501
Sales and marketing (1)	72,914	63,997	144,588	120,287
General and administrative (1)	21,235	22,801	43,663	42,814

Total operating expenses	118,744	103,240	236,608	194,602

Loss from operations	(37,675)	(41,207)	(76,435)	(78,316)
Interest income (expense), net	(184)	1,339	327	2,590
Other income (expense), net	4,007	548	3,676	302

Loss before income taxes	(33,852)	(39,320)	(72,432)	(75,424)
Provision for income taxes	(1,672)	(1,322)	(2,694)	(2,409)

Net loss	$(35,524)	$(40,642)	$(75,126)	$(77,833)

Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(0.31)	$(0.55)	$(0.62)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	138,335	129,549	137,359	126,277

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$876	$637	$1,584	$1,128
Cost of professional services revenue	692	546	1,200	1,038
Research and development	4,380	2,494	8,026	4,330
Sales and marketing	11,213	8,184	21,244	14,801
General and administrative	7,818	8,258	15,418	15,124

Total stock-based compensation expense	$24,979	$20,119	$47,472	$36,421

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	July 31,	January 31,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$304,894	$309,894
Accounts receivable, net	88,269	109,217
Deferred commissions, current portion	30,546	25,990
Prepaid expenses and other current assets	16,639	17,814

Total current assets	440,348	462,915
Property and equipment, net	53,171	48,639
Deferred commissions, net of current portion	68,372	57,947
Goodwill	32,379	32,379
Operating lease right-of-use asset	33,590	37,875
Other noncurrent assets	13,031	10,052

TOTAL ASSETS	$640,891	$649,807

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,832	$5,331
Accrued expenses	80,735	79,024
Deferred revenue, current portion	209,373	216,059
Operating lease liabilities, current portion	6,510	7,278

Total current liabilities	302,450	307,692
Deferred revenue, net of current portion	5,181	4,149
Operating lease liabilities, net of current portion	31,039	34,017
Other noncurrent liabilities	20,077	12,268

TOTAL LIABILITIES	358,747	358,126

Stockholders’ equity:
Common stock	14	13
Accumulated other comprehensive loss	(5,862)	(4,326)
Additional paid-in capital	856,129	788,447
Accumulated deficit	(568,137)	(492,453)

TOTAL STOCKHOLDERS’ EQUITY	282,144	291,681

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$640,891	$649,807

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended July 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(75,126)	$(77,833)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,263	9,073
Amortization of deferred commissions	16,184	8,761
Stock-based compensation	47,472	36,421
Reduction of operating lease right-of-use assets and accretion of operating lease liabilities	5,544	4,987
Foreign currency remeasurement gains	(3,247)	(653)
Other non-cash items	950	357
Changes in operating assets and liabilities:
Accounts receivable	17,927	10,637
Prepaid expenses and other current assets	1,317	(4,093)
Other noncurrent assets	(1,493)	(266)
Deferred commissions	(29,947)	(21,587)
Accounts payable and accrued expenses	2,459	23,364
Deferred revenue	(4,367)	20,529
Payments for operating lease liabilities, net	(4,938)	(4,790)
Other noncurrent liabilities	6,546	(1,712)

Net cash provided by (used in) operating activities	(8,456)	3,195
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,996)	(1,603)
Capitalized internal-use software	(5,380)	(5,051)

Net cash used in investing activities	(10,376)	(6,654)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	8,624	14,739
Proceeds from repayment of promissory notes	—	12,148
Proceeds from employee stock purchase plan	9,481	9,088
Principal payments on capital lease obligations	(3,671)	(2,382)

Net cash provided by financing activities	14,434	33,593
Effect of exchange rate changes on cash and cash equivalents	1,548	(1,042)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(2,850)	29,092
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH - Beginning of period	309,894	326,863

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH - End of period	$307,044	$355,955

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except percentages and per share amounts)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(In thousands, except percentages and per share amounts)	2020	2019	2020	2019
Revenue	$106,511	$84,540	$210,355	$160,370
GAAP operating loss	$(37,675)	$(41,207)	$(76,435)	$(78,316)
Stock-based compensation	24,979	20,119	47,472	36,421
Employer payroll tax expense related to employee stock plans	1,875	4,447	3,360	5,129
Business combination and other related cost	936	—	1,955	—
Amortization of acquired intangibles	335	—	670	35

Non-GAAP operating loss	$(9,550)	$(16,641)	$(22,978)	$(36,731)

GAAP operating margin %	-35.4%	-48.7%	-36.3%	-48.8%
Stock-based compensation %	23.4%	23.8%	22.6%	22.7%
Employer payroll tax expense related to employee stock plans %	1.8%	5.2%	1.6%	3.2%
Business combination and other related cost %	0.9%	0.0%	0.9%	0.0%
Amortization of acquired intangibles %	0.3%	0.0%	0.3%	0.0%

Non-GAAP operating margin %	-9.0%	-19.7%	-10.9%	-22.9%

GAAP net loss	$(35,524)	$(40,642)	$(75,126)	$(77,833)
Stock-based compensation	24,979	20,119	47,472	36,421
Employer payroll tax expense related to employee stock plans	1,875	4,447	3,360	5,129
Business combination and other related cost	936	—	1,955	—
Amortization of acquired intangibles	335	—	670	35
Non-GAAP tax adjustments	1,250	—	1,250	—

Non-GAAP net loss	$(6,149)	$(16,076)	$(20,419)	$(36,248)

GAAP net loss per share, basic and diluted	$(0.26)	$(0.31)	$(0.55)	$(0.62)
Stock-based compensation	0.18	0.16	0.35	0.29
Employer payroll tax expense related to employee stock plans	0.02	0.03	0.02	0.04
Business combination and other related cost	0.01	—	0.02	—
Amortization of acquired intangibles	—	—	—	—
Non-GAAP tax adjustments	0.01	—	0.01	—

Non-GAAP net loss per share	$(0.04)	$(0.12)	$(0.15)	$(0.29)

Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	138,335	129,549	137,359	126,277

Shares used to compute Non-GAAP net loss per share	138,335	129,549	137,359	126,277

GAAP net cash provided by (used in) operating activities	$(6,952)	$5,095	$(8,456)	$3,195
Purchase of property and equipment	(3,413)	(681)	(4,996)	(1,603)
Capitalized internal-use software	(2,500)	(2,890)	(5,380)	(5,051)

Non-GAAP free cash flow	$(12,865)	$1,524	$(18,832)	$(3,459)

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The non-GAAP financial information is presented for supplemental informational purposes only, and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The non-GAAP measures presented here may be different from similarly-titled non-GAAP measures used by other companies.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures, when viewed collectively with the GAAP measures, may be helpful to investors because they provide consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. Please see the reconciliation tables in this release for the reconciliation of GAAP and non-GAAP results.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Employer payroll tax expense related to employee stock plans. We exclude employer payroll tax expense related to employee stock plans, which is a cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of exercise or vesting, which may vary from period to period independent of the operating performance of our business.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Business combinations and related cost. We exclude transaction, integration, and retention expenses that are directly related to business combinations from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance.

Non-GAAP tax adjustments. We exclude discrete tax expenses associated with non-recurring intercompany transactions because we believe that excluding these items facilitate a comparison of the non-GAAP tax provision in the current and prior periods.

Free cash flow. Our management reviews cash flows generated from operations after taking into consideration capital expenditures such as purchase of property and equipment and internal-use software as these expenditures are considered to be a necessary component of ongoing operations. We define non-GAAP free cash flow as net cash provided by (used in) operating activities, reduced by purchase of property and equipment and capitalization of internal-use software.

Operating Metrics

Annual recurring revenue (ARR) is calculated as subscription revenue already booked and in backlog that will be recorded over the next 12 months, assuming any contract expiring in those 12 months is renewed and continues on its existing terms and at its prevailing rate of utilization.

Dollar-based Net Expansion Rate is calculated as the ARR at the end of a period for the base set of customers from which we had ARR in the year prior to the calculation, divided by the ARR one year prior to the date of calculation for that same customer base.